Exhibit 99.2

Notice of Guaranteed Delivery

to Tender for Exchange

8.125%/8.875% Senior PIK Toggle Notes due 2018

of

TransUnion Holding Company, Inc.

Pursuant to the Prospectus Dated     , 2013

The exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on                     , 2013, unless extended (the “expiration date”).

The exchange agent for the exchange offer is:

Wells Fargo Bank, National Association

By registered mail or certified mail: Wells Fargo Bank, National Association MAC - N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517	By regular mail or overnight courier: Wells Fargo Bank, National Association MAC - N9303-121 Corporate Trust Operations Sixth Street & Marquette Avenue Minneapolis, MN 55479	By hand: Wells Fargo Bank, National Association Northstar East Building – 12th floor Corporate Trust Services 608 Second Avenue South Minneapolis, Minnesota 55402

Facsimile (eligible institutions only): (612) 667-6282

Telephone inquiries: (800) 344-5128

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the exchange offer (as defined below) if (1) certificates for the Issuer’s (as defined below) 8.125%/8.875% Senior PIK Toggle Notes due 2018 (the “outstanding notes”) are not immediately available, (2) outstanding notes, the letter of transmittal and all other required documents cannot be delivered to the exchange agent prior to the expiration date or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the expiration date. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand or overnight courier to the exchange agent prior to the expiration date. See “Exchange Offer—Guaranteed Delivery Procedures” in the prospectus.

Transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above or delivery of this notice of guaranteed delivery to an address other than as set forth above will not constitute a valid delivery.

This notice of guaranteed delivery is not to be used to guarantee signatures. If an “eligible guarantor institution” is required to guarantee a signature on a letter of transmittal pursuant to the instructions therein, such signature guarantee must appear in the applicable space provided in the signature box in the letter of transmittal.

Please read the accompanying instructions carefully

Ladies and Gentlemen:

The undersigned hereby tenders to Trans Union Holding Company, Inc. (the “Issuer”), upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of outstanding notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption “Exchange Offer—Guaranteed Delivery Procedures.” The undersigned hereby authorizes the exchange agent to deliver this notice of guaranteed delivery to the Issuer with respect to the outstanding notes tendered pursuant to the offer by the Issuer to exchange (the “exchange offer”) up to $400,000,000 aggregate principal amount of its 8.125%/8.875% Senior PIK Toggle Notes due 2018 (the “exchange notes”), for any and all of its outstanding notes.

The undersigned understands that tenders of the outstanding notes will be accepted only in principal amounts equal to $2,000 and integral multiples of $1.00 in excess thereof. The undersigned also understands that tenders of the outstanding notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. For a withdrawal of a tender of outstanding notes to be effective, it must be made in accordance with the procedures set forth in the prospectus under “Exchange Offer—Withdrawal of Tenders.”

The undersigned understands that the exchange of any exchange notes for outstanding notes will be made only after timely receipt by the exchange agent of (1) the certificates of the tendered outstanding notes, in proper form for transfer (or a book-entry confirmation of the transfer of such outstanding notes into the exchange agent’s account at The Depository Trust Company), and (2) a letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the letter of transmittal (or a properly transmitted agent’s message), within three New York Stock Exchange, Inc. trading days after the execution hereof.

All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Please sign and complete

X	Date:

X	Address:

Signature(s) of registered holder(s) or authorized signatory	Area code and telephone no.:

Name(s) of registered holder(s):

Series and principal amount of outstanding notes tendered*:	If outstanding notes will be delivered by book-entry transfer, provide information below:

Name of tendering institution:

Certificate no.(s) of outstanding notes (if available):	Depository account no. with DTC:

Transaction code number:

* Must be in denominations of $2,000 and any integral multiple of $1.00 in excess thereof.

Do not send outstanding notes with this form. Outstanding notes should be sent to the exchange agent together with a properly completed and duly executed letter of transmittal or properly transmitted agent’s message.

This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for outstanding notes or on a security position listing as the owner of outstanding notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

4

The guarantee below must be completed

Guarantee

(Not to be used for signature guarantee)

The undersigned, an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), meeting the requirements of the registrar for the outstanding notes, which requirements include membership or participation in the Securities Transfer Agents Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the outstanding notes in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, hereby (1) represents that the above person(s) “own(s)” the outstanding notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (2) represents that the tender of those outstanding notes complies with Rule 14e-4 under the Exchange Act and (3) guarantees that the outstanding notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “Exchange Offer—Guaranteed Delivery Procedures”), and that the exchange agent will receive (a) such outstanding notes, or a book-entry confirmation of the transfer of such outstanding notes into the exchange agent’s account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent’s message, and outstanding notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of firm:

Authorized signature:

Title:

Address:

Area code and telephone number:

Dated: